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Exhibit 11.1
                                 DEPARTMENT 56, INC.
                         COMPUTATION OF NET INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      Quarter      Quarter
                                                       Ended        Ended
                                                    July 5, 1997 June 29, 1996
                                                    ------------- -------------
PRIMARY:
Net Income                                             $12,399      $17,272
                                                       -------      -------
                                                       -------      -------
Weighted average number of  common shares outstanding   20,814       21,547

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                             114          197
                                                       -------      -------

Weighted average number of common and
common equivalent shares                                20,928       21,744
                                                       -------      -------
                                                       -------      -------

Net Income per Common and
 Common Equivalent Share                                 $0.59        $0.79
                                                       -------      -------
                                                       -------      -------

FULLY DILUTED:
Net Income                                             $12,399      $17,272
                                                       -------      -------
                                                       -------      -------

Weighted average number of common shares outstanding    20,814       21,547

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the greater
of average market price during the period or period-
end market price                                           135          197
                                                       -------      -------

Weighted average number of common and
 common equivalent shares                               20,949       21,744
                                                       -------      -------
                                                       -------      -------

Fully Diluted Net Income per Common and
Common Equivalent Share                                  $0.59        $0.79
                                                       -------      -------
                                                       -------      -------


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                                 DEPARTMENT 56, INC.
                         COMPUTATION OF NET INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      27 Weeks    26 Weeks
                                                       Ended        Ended
                                                    July 5, 1997 June 29, 1996
                                                    ------------- -------------
PRIMARY:

Net Income                                             $21,122      $29,429
                                                       -------      -------
                                                       -------      -------

Weighted average number of  common shares outstanding   21,120       21,549

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                             129          207
                                                       -------      -------

Weighted average number of common and
common equivalent shares                                21,249       21,756
                                                       -------      -------
                                                       -------      -------

Net Income per Common and
 Common Equivalent Share                                 $0.99        $1.35
                                                       -------      -------
                                                       -------      -------

FULLY DILUTED:

Net Income                                             $21,122      $29,429
                                                       -------      -------
                                                       -------      -------

Weighted average number of common shares outstanding    21,120       21,549

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the greater
of average market price during the period or period-
end market price                                           147          207
                                                       -------      -------

Weighted average number of common and
 common equivalent shares                               21,267       21,756
                                                       -------      -------
                                                       -------      -------

Fully Diluted Net Income per Common and
Common Equivalent Share                                  $0.99        $1.35
                                                       -------      -------
                                                       -------      -------